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                                                                   Exhibit 10.12

                          SEVERANCE, CONFIDENTIALITY
                  AND POST-EMPLOYMENT RESTRICTIONS AGREEMENT


          THIS AGREEMENT is made as of October 12, 1998 by and between Aksys, Ltd., a Delaware corporation (the "Company"), and Bruce Dobsch (the "Executive").

          WHEREAS, the Company and the Executive desire to enter into an agreement (i) defining the relative rights of the Company and the Executive with respect to Intellectual Property (as defined below) owned by the Company or its customers or clients to which the Executive may have access or may contribute as a result of the Executive's employment with the Company, (ii) setting forth the obligation of the Executive to refrain from competing with the Company during his employment with the Company and for a period of time thereafter as provided herein and (iii) the severance conditions associated with termination from the Company.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.   Restriction on Post-Termination Employment

          (a) The Executive acknowledges and agrees with the Company that the Executive's services to the Company are unique in nature and that the Company would be irreparably damaged if the Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. Executive accordingly covenants and agrees with the Company that if the Executive's employment with the Company terminates (a "Termination") as a result of the Executive's Disability (as defined below) or as a result of Termination by the Company without Cause (as defined below), then during the period
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commencing with the date of this Agreement and ending on the first anniversary of the date of Termination of Executive's employment with the Company (the "Non-Competition Period"), Executive shall not directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture, or other entity, provide services as an employee or consultant or participate in any business (including, without limitation, any division, group or franchise of a larger organization) wherein Executive's duties include the promotion, development, sale, distribution or production of a product or products whose primary intended use is home hemodialysis or any other business hereafter contemplated by the Company prior to Employee's termination. For purposes of this Agreement, the term "participate in" will include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise); provided that the term "participate in" shall not include ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. In addition, for purposes of this Agreement, "any other business hereafter contemplated by the Company" shall include only those businesses which have been (i) targeted or otherwise identified by the Company's board of directors (the "Board") or management as potential new businesses and (ii) actually pursued in any respect by the Board or the Company's management.

          (b) If the Executive's employment with the Company terminates as a result of the Executive's resignation or Termination by the Company for Cause, the Noncompetition
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Period shall continue until the second anniversary of the date of the
Termination.

          (c) "Cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to the Company, (ii) conduct tending to bring the Company into substantial public disgrace or disrepute, (iii) repeated failure (after written notice of such failure) to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to the Executive.

          (d) "Disability" shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the good faith judgment of the Board.

     2.   Severance.

          (a) If the Executive's employment with the Company terminates as a result of the Executive's Disability or Termination by the Company without Cause, the Company shall continue, for a period of six months, to make monthly cash payments to the Executive in an amount equal to the Executive's monthly base salary immediately prior to the Termination.

          (b) If the Executive's employment with the Company terminates as a result of the Executive's resignation or termination by the Company for Cause, the Executive shall not be entitled to any severance payments and the Company will make no such payments.

          (c) If the Executive is offered and accepts other employment during the period
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of severance payments from the Company, then the Executive shall immediately notify the Board of such fact, and the Company shall make no further severance payments to the Executive.

          (d) All of the Executive's rights to fringe benefits and bonuses (if any) otherwise accruing with respect to any period including any period commencing on or after the date of Termination shall terminate immediately upon the close of business on the date of Termination.

          3. Nonsolicitation. During the Noncompetition Period, the Executive shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee there, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

     4.   Nondisclosure and Nonuse of Confidential Information.

          (a) The Executive will not disclose or use at any time, either during his employment with the Company or thereafter, any Confidential Information (as defined below) of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive by the Company. The Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

          (b) As used in this Agreement, the term "Confidential Information" means
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information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports,
(vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists,
(xiii) other copyrightable works, (xiii) all technology and trade secrets, and
(xiv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information. Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

     5.   The Company's Ownership of Intellectual Property.

          (a) In the event that the Executive as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business as now or hereinafter conducted (collectively, "Intellectual Property"), the Executive acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all rights, title and interest in and to such Intellectual Property to the
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Company. Any copyrightable work prepared in whole or in part by the Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company will own all of the rights comprised in the copyright therein. The Executive will promptly and fully disclose all Intellectual Property to the Company and will cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of the Executive's employment with the Company).

          (b) In accordance with Section 2872 of the Illinois Employee Patent Act, Ill. Reve. Stat. Chap. 140, (S) 301 et seq. (1983), the Executive is hereby advised that Section 2 of this Agreement regarding the Company's ownership of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by the Executive for the Company.

     6. Acknowledgment of Protectible Interests. Executive agrees that the Company has a protectible interest in the Confidential Information, Intellectual Property, goodwill and specialized knowledge acquired by Executive during the course of his employment with Company.

     7. Delivery of Materials Upon Termination of Employment. As requested by the Company from time to time and upon the termination of the Executive's employment with the
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Company for any reason, the Executive will promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information or Intellectual Property in the Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

     8.   General Provisions.

          (a) Absence of Conflicting Agreements. The Executive hereby warrants and covenants that his execution, delivery and performance of this Agreement do not and will not result in a breach of the terms, conditions or provisions of any agreement, order, judgment or decree to which the Executive is subject.

          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents or even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings,
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agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and the Executive and their respective successors and assigns; provided that the rights and obligations of the Executive under this Agreement will not be assignable without the prior written consent of the Company.

          (f) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (g) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that the Executive's breach of any term or provision of this Agreement will materially and irreparably harm the Company, that money damages will accordingly not be an adequate remedy for any breach of the provisions of this Agreement by the Executive and that the Company in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any
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court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) Ability to Earn Livelihood. Executive expressly agrees and acknowledges that the restrictions contained in this Agreement do not preclude Executive from earning a livelihood, nor does it unreasonably impose limitations on Executive's ability to earn a living. In addition, the Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to the Executive of its enforcement by injunction or otherwise.

          (i) Reasonableness. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Company's Confidential Information. The Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

          (j) Acknowledgment of Consideration. Executive acknowledges that the provisions of this Article are in consideration of: (1) employment with the Company; (2) eligibility to participate in the Employee Incentive Compensation Program in accordance with the additional terms of that Program; and (3) additional good and valuable consideration as set forth in this Agreement.

          (k) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive.

                         *  *  *  *
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          IN WITNESS WHEREOF, the parties hereto have executed this Severance,
Confidentiality and Noncompetition Agreement on the date first written above.

                              Aksys, Ltd.



                              By /s/Lawrence H.N. Kinet
                                 ----------------------

                              Its  Chairman and CEO



                              /s/Bruce E. Dobsch
                              ------------------

                              Bruce Dobsch